                                                                EXHIBIT 10.5(a)

                              AMENDED AND RESTATED
                         LOAN AGREEMENT BY AND BETWEEN


                            NEWMARK HOME CORPORATION


                                      and


                             BANK ONE, TEXAS, N.A.


                       Dated the 30th day of April, 1996

                               TABLE OF CONTENTS


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Section 1.  General Terms . . . . . . . . . . . . . . . . . . . . . . . . .    1

       1.1    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2    Certain Definitions; Use of Defined Terms; Accounting Terms;
              Singular or Plural  . . . . . . . . . . . . . . . . . . . . .    1
       1.3    Revolving Line of Credit  . . . . . . . . . . . . . . . . . .   10
       1.4    Prepayments   . . . . . . . . . . . . . . . . . . . . . . . .   11
       1.5    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       1.6    Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . .   12

Section 2.  Representations and Warranties  . . . . . . . . . . . . . . . .   12

       2.1    Existence   . . . . . . . . . . . . . . . . . . . . . . . . .   12
       2.2    Authority   . . . . . . . . . . . . . . . . . . . . . . . . .   12
       2.3    Financial Condition   . . . . . . . . . . . . . . . . . . . .   12
       2.4    Full Disclosure   . . . . . . . . . . . . . . . . . . . . . .   13
       2.5    Liabilities and Litigation  . . . . . . . . . . . . . . . . .   13
       2.6    Titles and Encumbrances   . . . . . . . . . . . . . . . . . .   13
       2.7    No Default  . . . . . . . . . . . . . . . . . . . . . . . . .   13
       2.8    Patents, etc  . . . . . . . . . . . . . . . . . . . . . . . .   13
       2.9    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       2.10   Compliance  . . . . . . . . . . . . . . . . . . . . . . . . .   14
       2.11   Margin Securities   . . . . . . . . . . . . . . . . . . . . .   14
       2.12   Utilities, Access and Construction  . . . . . . . . . . . . .   14

Section 3.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . .   14

       3.1    Reporting Requirements  . . . . . . . . . . . . . . . . . . .   14
       3.2    Taxes and Other Liens   . . . . . . . . . . . . . . . . . . .   16
       3.3    Maintenance   . . . . . . . . . . . . . . . . . . . . . . . .   16
       3.4    Further Assurances  . . . . . . . . . . . . . . . . . . . . .   17
       3.5    Performance of Obligations  . . . . . . . . . . . . . . . . .   17
       3.6    Payment of Expenses   . . . . . . . . . . . . . . . . . . . .   17
       3.7    Insurance   . . . . . . . . . . . . . . . . . . . . . . . . .   18
       3.8    Certificate of Compliance   . . . . . . . . . . . . . . . . .   19
       3.9    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .   19
       3.10   Security  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       3.11   Residential Subdivisions  . . . . . . . . . . . . . . . . . .   20
       3.12   Surveys and Appraisals  . . . . . . . . . . . . . . . . . . .   20
       3.13   Plans; Construction in Compliance with Plans  . . . . . . . .   20
       3.14   Construction Contracts; Commencement of Construction  . . . .   21
       3.15   Governmental Permits  . . . . . . . . . . . . . . . . . . . .   21
       3.16   Compliance with Legal Requirements  . . . . . . . . . . . . .   21
       3.17   Use Violations; Notifications   . . . . . . . . . . . . . . .   21
       3.18   Construction of Improvements  . . . . . . . . . . . . . . . .   22
       3.19   Continuing Compliance with Requirements for Advances  . . . .   22

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       3.20   Correction Work   . . . . . . . . . . . . . . . . . . . . . .   22
       3.21   Continuous Construction of the Improvements   . . . . . . . .   23
       3.22   Inspections   . . . . . . . . . . . . . . . . . . . . . . . .   23
       3.23   Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . .   24

Section 4.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . .   25

       4.1    Dividends and Redemptions   . . . . . . . . . . . . . . . . .   25
       4.2    Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . .   25
       4.3    Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . .   26
       4.4    Utility Rights  . . . . . . . . . . . . . . . . . . . . . . .   27
       4.5    Alterations   . . . . . . . . . . . . . . . . . . . . . . . .   27
       4.6    Restrictions on Speculative Homes, Model Homes, Single
              Family Houses in Austin and Inventoried Lots  . . . . . . . .   27
       4.7    Limitation on Aggregate Deed of Trust Amount  . . . . . . . .   28
       4.8    Flood Plain   . . . . . . . . . . . . . . . . . . . . . . . .   28
       4.9    Financial Covenants   . . . . . . . . . . . . . . . . . . . .   28
       4.10   Loans and Advances to Employees, Etc.   . . . . . . . . . . .   29
       4.11   Investments, Loans and Advances   . . . . . . . . . . . . . .   29
       4.12   Merger and Consolidation  . . . . . . . . . . . . . . . . . .   29
       4.13   Restrictions on Undeveloped Land  . . . . . . . . . . . . . .   29

Section 5.  Commitment to Lend; Conditions to the Bank's
            Obligations to Make Advances  . . . . . . . . . . . . . . . . .   29

       5.1    Bank's Commitment   . . . . . . . . . . . . . . . . . . . . .   29
       5.2    Borrowing Procedure   . . . . . . . . . . . . . . . . . . . .   29
       5.3    Guidance Line   . . . . . . . . . . . . . . . . . . . . . . .   31
       5.4    Bank's Discretion   . . . . . . . . . . . . . . . . . . . . .   31
       5.5    Involuntary Borrowings  . . . . . . . . . . . . . . . . . . .   31

Section 6.  Events of Default and Remedies  . . . . . . . . . . . . . . . .   32

       6.1    Events of Default   . . . . . . . . . . . . . . . . . . . . .   32
       6.2    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .   34

Section 7.  Additional Agreements . . . . . . . . . . . . . . . . . . . . .   34

       7.1    Change of Ownership or Control  . . . . . . . . . . . . . . .   34
       7.2    Change in Management  . . . . . . . . . . . . . . . . . . . .   35

Section 8.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

       8.1    Counsel to Bank   . . . . . . . . . . . . . . . . . . . . . .   35
       8.2    Required Documents  . . . . . . . . . . . . . . . . . . . . .   35

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Section 9.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .   36

       9.1    Survival of Various Matters   . . . . . . . . . . . . . . . .   36
       9.2    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       9.3    Successors and Assigns  . . . . . . . . . . . . . . . . . . .   36
       9.4    Renewals  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       9.5    No Waiver   . . . . . . . . . . . . . . . . . . . . . . . . .   36
       9.6    Governing Law   . . . . . . . . . . . . . . . . . . . . . . .   37
       9.7    Non-Subordination   . . . . . . . . . . . . . . . . . . . . .   37
       9.8    Consent to Deviation  . . . . . . . . . . . . . . . . . . . .   37
       9.9    Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . .   37
       9.10   Payment on Non-Business Days  . . . . . . . . . . . . . . . .   37
       9.11   Severability  . . . . . . . . . . . . . . . . . . . . . . . .   38
       9.12   Controlling Document  . . . . . . . . . . . . . . . . . . . .   38
       9.13   Savings Clause  . . . . . . . . . . . . . . . . . . . . . . .   38
       9.14   Participations and Assignments  . . . . . . . . . . . . . . .   38
       9.15   Set Off   . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.16   Form and Substance of Surveys, Appraisals and Other
              Documents   . . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.17   Concerning the Revolving Line of Credit   . . . . . . . . . .   39
       9.18   Concerning Representations and Warranties   . . . . . . . . .   39
       9.19   Renewal and Extension of Existing Indebtedness  . . . . . . .   40
       9.20   No Oral Agreements  . . . . . . . . . . . . . . . . . . . . .   40


                                    EXHIBITS


"A"    -      Form of Note
"B"    -      Form of Deed of Trust
"C"    -      Form of Supplement
"D"    -      Form of Loan Application
"E"    -      Form of Certificate of Compliance

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

       THIS AMENDED AND RESTATED LOAN AGREEMENT made and entered into as of the 30th day of April, 1996, by and between NEWMARK HOME CORPORATION, a Nevada corporation, with offices and place of business at 10435 Greenbough, Suite 101, Stafford, Texas 77477 (the "Company") and BANK ONE, TEXAS, N.A., a national banking association, with offices and banking quarters at 910 Travis, Houston, Texas 77002, Attention: Real Estate Group (hereinafter called the "Bank").

                              W I T N E S S E T H:

       WHEREAS, the Company and the Bank executed that certain Amended and Restated Loan Agreement dated the 31st day of August, 1993 (said Amended and Restated Loan Agreement, as amended or modified from time to time, is referred to herein as the "Prior Loan Agreement"); and

       WHEREAS, the Company and the Bank desire to amend and restate, pursuant to the terms of this Agreement, the terms and provisions of the Prior Loan Agreement, and to provide for further advances from the Bank to the Company pursuant to the terms of this Agreement;

       NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the Company and the Bank hereby agree as follows:

                           Section 1.  General Terms

       1.1 Indebtedness. Upon the terms and conditions hereinafter set forth, the Bank agrees to lend the Company an aggregate of up to $20,000,000.00, as evidenced by a Revolving Line of Credit to be extended to the Company by the Bank, as more specifically described in Section l.3 hereof.

       1.2 Certain Definitions; Use of Defined Terms; Accounting Terms; Singular or Plural.

       (a)    As used herein:

              "Aggregate Deed of Trust Amount" shall mean, at any given time, the sum of (i) all Deed of Trust Amounts for all Single Family Houses and (ii) all Deed of Trust Amounts for all Inventoried Lots.

              "Agreement" shall mean this Loan Agreement as it may be amended or supplemented from time to time.

              "Appraisal" shall mean (i) with respect to a Single Family House, an appraisal prepared by an appraiser selected, commissioned and paid by the Bank (but which shall be subject to reimbursement by the Company pursuant to Section 3.6 of this Agreement), in form and substance satisfactory to the Bank stating the appraised value of each Lot upon completion of the Improvements thereon and (ii) with respect to an Inventoried Lot, an appraisal prepared by an appraiser selected, commissioned and paid by the Bank (but which shall be subject to reimbursement by the Company pursuant to Section 3.6 of this Agreement), in form and substance satisfactory to the Bank, stating the appraised value of such Inventoried Lot, without taking into consideration any improvements to be constructed thereon.

              "Appraised Value" shall mean the value, or projected value, of a Single Family House upon completion of the construction thereof (whether or not such construction has been completed), or the value of an Inventoried Lot, as the case may be, determined in each case by the Appraisal thereof.

              "Architect" shall mean any fully licensed architect or engineer engaged by the Company to design Single Family Houses.

              "Base Rate" shall mean the variable rate of interest announced by the Bank from time to time as its Base Rate and, without notice to the Company or any other person, such rate shall change as and when changes in that Base Rate are announced. The Base Rate is set by the Bank as a general reference rate of interest, taking into account such factors as the Bank may deem appropriate, it being understood that many of the Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate of interest actually charged on any loan, and that the Bank may make various commercial or other loans at rates of interest having no relationship to the Base Rate.

              "Borrowing Base" shall mean the collection or group or assets satisfying the requirements set forth in Section 3.23(a) hereof.

              "Borrowing Base Report" shall have the meaning set forth in
       Section 3.23(b) hereof.

              "Borrowing Base Value" shall mean, as of any given date, the Aggregate Deed of Trust Amount reflected on the most current Borrowing Base Report delivered to the Bank by the Company and not disapproved by the Bank pursuant to the provisions of Sections 3.22, 4.6 or 4.7 hereof.

              "Borrowing Date" shall mean the date on which all conditions contained in Section 5 of this Agreement are met.

              "Business Day" shall mean any day except a Saturday, Sunday or other day on which the Bank is authorized or required by law to close.

              "Certificate of Compliance" shall mean each certificate described in Section 3.8 of this Agreement.

              "Change of Ownership or Control" shall mean the event described in Section 7.1.

              "Collateral" shall mean the property described in Section 3.10 of this Agreement, securing payment of the Indebtedness and performance of the obligations of the Company under this Agreement and the other Security Instruments.

              "Construction Contracts" shall mean any and all contracts or agreements, written or oral, between either Company and any other person in any way relating to the construction of any Improvements by such other person.

              "Cost of Construction" shall mean and include the cost of purchasing the Lots (including costs needed to release any liens on a Lot prior to the lien created by the applicable Deed of Trust) and the following costs of construction of the Improvements: demolition costs of any existing buildings; cost of labor, material and site improvements; and amounts paid to contractors to construct the Improvements and landscaping. In order for materials to constitute a Cost of Construction, they must be delivered to the Company and be installed or stored on a Lot; provided that material stored by the Company elsewhere may constitute a Cost of Construction if (i) identified as off-site material and (ii) assurances are furnished satisfactory to the Bank that the security interest created by the applicable Deed of Trust has attached and has been perfected as to such material and there is no other security interest relating to such material.

              "Debt" shall mean all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

                     (a) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                     (b) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (l) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

                     (c) All indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject to such mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance, whether or not the liabilities secured thereby have been assumed; and

                     (d) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with generally accepted accounting principles, should not be reflected on the lessee's balance sheet.

              "Deeds of Trust" shall mean, collectively, the Initial Deeds of Trust and the Supplements.

              "Deed of Trust Amount" shall mean (i) with respect to a Single Family House, the lesser of (a) seventy percent (70%) of the Appraised Value of such Single Family House, (b) seventy percent (70%) of the Sales Price of such Single Family House, (iii) ninety percent (90%) of the Cost of Construction of such Single Family House and soft costs approved by the Bank with respect thereto, (d) with respect to a Model Home, $225,000.00 and (e) with respect to any other Single Family House, $300,000.00, and (ii) with respect to an Inventoried Lot, the lesser of
       (x) seventy percent (70%) of the sales price of such Inventoried Lot set by the Company, (y) seventy percent (70%) of Appraised Value of such

       Inventoried Lot and (z) ninety percent (90%) of the cost to the Company of purchasing such Inventoried Lot.

              "Default" shall mean an event which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

              "Event of Default" shall mean any event specified in Section 6 of this Agreement provided that any requirement for the giving of notice, the lapse of time, or the happening of any condition, event or act has been satisfied.

              "FHA" shall mean the Federal Housing Administration.

              "Financial Statements" shall mean the audit report, annual financial statements, and interim statements described or referred to in
       Section 3.1 of this Agreement.

              "Governmental Authority" shall mean any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, and any and all providers of water, gas or electricity.

              "Governmental Permits" shall mean all authorizations, certificates, licenses, permits, correspondence and any other evidence from any Governmental Authority regarding compliance with or performance or satisfaction of any Legal Requirement.

              "Improvements" shall mean the improvements described in the applicable Plans, consisting of a single family residence for sale, to be constructed on the applicable Lot as required by the Plans.

              "Indebtedness" shall mean all sums owed or to be owed by the Company to the Bank, whether principal or interest, including principal and interest on the Note and reimbursement of monies advanced by the Bank pursuant to Sections 3.6, 3.13 or 5.6 hereof.

              "Initial Deeds of Trust" shall mean those Deeds of Trust, Security Agreement and Assignment of Rents and Leases, executed by the Company for the benefit of Bank and recorded in the real property records of Brazoria, Harris, Fort Bend, Galveston, Travis, Dallas, Collin and Williamson Counties, Texas, and any other Deed of Trust, Security Agreement and Assignment of Rents and Leases executed by the Company for the benefit of the Bank in the form attached hereto as Exhibit "B" and to be recorded in Tarrant County, Texas and other counties approved by the Bank, each of which shall cover (i) the first set of Lots in each such county which are added to the Borrowing Base, and the Improvements to be constructed thereon, and (ii) the Collateral described in Section 3.10 relating to such Lots and Improvements.

              "Inventoried Lot" shall mean a single family residential lot meeting the requirements of clauses (i) through (iv), but not clause
       (v), of the definition of "Lot" set forth herein.

              "Legal Requirements" shall mean (a) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to the Company or any Lot or Improvements, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (b) the Company's presently or subsequently effective corporate charter and bylaws, (c) any and all covenants, conditions or restrictions applicable to the Lots or the Improvements or the ownership, use or occupancy thereof, (d) any and all leases or contracts (written or oral) of any nature that relate in any way to the Lots or the Improvements or to which the Company may be bound, and (e) any requirement necessary to satisfy any conditions imposed upon the Company necessary to comply with the requirements of any permanent financing obtained through either the FHA or VA.

              "Loan Application" shall mean a certificate of the chief financial officer of the Company in the form attached hereto as Exhibit "D," requesting approval of an advance under the Revolving Line of Credit from the Bank to the Company.

              "Lot" shall mean any single family residential lot (i) included in the Borrowing Base, (ii) which is located in a residential subdivision which has not been disapproved by the Bank pursuant to
       Section 3.11 hereof, (iii) with respect to which all development and construction work has been completed (including (A) completion of all public roadways necessary to provide sufficient access to such Lot and
       (B) completion of all water, sanitary and storm sewer facilities in capacities sufficient for single family residential use) so that such Lot is ready for a Single Family House to be constructed thereon, (iv) which shall be of sufficient size for the construction of a Single Family House thereon and (v) upon which the Company intends to commence construction of a Single Family House promptly after the first advance under the Revolving Line of Credit with respect thereto.

              "Maximum Outstanding Amount" shall mean, at any given time, the lesser of (i) the Borrowing Base Value at such time and (ii) $20,000,000.00.

              "Maximum Rate" shall have the meaning given thereto in the Note.

              "Model Home" shall mean a Single Family House constructed by the Company to be used in promoting the sale of homes being built with the proceeds of the Revolving Line of Credit.

              "Note" shall mean the promissory note of the Company issued pursuant to Section 1.3 of this Agreement in the form attached as Exhibit "A" to this Agreement.

              "Pacific Realty Group" shall mean Pacific Realty Group, Inc., which owns all of the issued and outstanding capital stock of the Company.

              "Pacific USA" shall mean Pacific USA Holdings Corp.

              "Permitted Encumbrances" shall mean those outstanding liens, easements, building lines, restrictions, mineral interests and other matters affecting a Lot which are described in the Title Commitment issued with respect to such Lot and are acceptable to the Bank, except those described in printed exceptions 2, 3 and 4 of the Texas standard mortgagee's policy and any other similar matters, however designated.

              "Person" or "person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, government or political subdivision or agency thereof.

              "Plans" shall mean the final plans and specifications, in form and content satisfactory to the Bank, for the construction of the Improvements on the Lot with which they are submitted in the Loan Application, and all amendments and modifications thereof.

              "Plot Plan" shall mean, with respect to each Single Family House, the final drawing or plan and related specifications, in form and content satisfactory to the Bank, showing the location of such Single Family House on the Lot on which it is to be constructed, and all easements, setback lines and other applicable matters.

              "Prior Financial Statements" shall mean the consolidated financial statements for the Company for the period ended March 31, 1996, and as at such date.

              "Prior Loan Agreement" shall have the meaning set forth in the Recitals hereto.

              "Released Portion" shall have the meaning set forth in Section 4.3(b) hereof.

              "Required Report" shall mean a report, certified by the chief financial officer of the Company, setting forth (1) a summary of all single family houses (whether or not such single family houses constitute Single Family Houses) under construction by the Company, constructed and still owned by the Company or sold since the date of the last Required Report, indicating the status, location and value (both current and projected as completed) of each such single family house;
       (2) a "sales and closings" report indicating the sales of single family houses (whether or not such single family houses constitute Single Family Houses) closed by the Company since the date of the last Required Report, listing the gross sales price and net sales price of such closings, any cancellations, and a summary of the then existing closings and contracts backlog by subdivision; and (3) a "speculative and models inventory by subdivision" report reflecting, on a subdivision by subdivision basis, the number of Speculative Homes and Model Homes in the Company's inventory and the date of completion (or anticipated date of completion) of each Speculative Home and Model Home.

              "Revolving Line of Credit" shall mean the line of credit pursuant to Section 1.3.

              "Sales Contract" shall mean an executed bona fide sale and purchase contract pursuant to the terms of which a Person other than an affiliate of the Company has contracted to purchase a lot or single family house.

              "Sales Price" shall mean the sales price of a Single Family House set by the Company, such price to be updated monthly. For purposes of determining the Deed of Trust Amount with respect to a Single Family House, if the Bank determines that there exists patterns of sales with actual sales prices below the sale prices set therefore by the Company under this paragraph, then the Bank shall have the right to adjust such sales prices to amounts which the Bank believes accurately reflect the true sales price for each Single Family House.

              "Security Instruments" shall mean this Agreement, the Note, the Deeds of Trust, the Certificates of Compliance, and any and all other instruments now or hereafter executed in connection with or as security for the Note.

              "Single Family House" shall mean any single family residence (i) included in the Borrowing Base, (ii) which is located on a Lot, (iii) which is the only single family residence located on such Lot and (iv) which has been completely constructed, or is then under construction, by the Company in compliance with the Plans therefor and all Legal Requirements.

              "Specified Property" shall have the meaning set forth in Section 3.23(a) hereof.

              "Speculative Home" shall mean any Single Family House which is not the subject of a Sales Contract.

              "Supplement" shall mean a Supplemental Deed of Trust, Security Agreement and Financing Statement to be executed by the Company in the form attached hereto as Exhibit "C" whereby a Lot and the Improvements thereon or to be constructed thereon, and the Collateral described in
       Section 3.10 relating to such Lot and Improvements, are made subject to the liens created by the Initial Deed of Trust previously filed in the county in which such Lot is located.

              "Survey" shall mean an accurate on-the-ground survey consisting of field notes (if the applicable property has not been platted) prepared by a licensed surveyor not disapproved by the Bank and (a) showing the location of any easements, rights-of-way, setback lines, encroachments, fences, ditches or overlaps thereon or thereover, at the outside boundary lines of the applicable tract of land and all applicable Improvements, (b) identifying all easements, setback lines and other matters referred to on the related Title Commitment or Title Insurance, (c) including such surveyor's registered number and seal and the date of such survey and (d) reflecting whether such tract of land has access to and from a publicly dedicated street or road.

              "Title Commitment" shall mean the commitment to issue an owner's and/or mortgagee's title insurance policy in the form promulgated by the State Board of Insurance of the State of Texas issued by the Title

       Insurer and pertaining to the Lot for which a Loan Application is submitted to the Bank.

              "Title Insurance" shall mean a paid mortgagee's title insurance policy binder on interim construction loan or paid mortgagee's title insurance policy, as the Bank, in its sole discretion, may require prior to the advance hereunder for the acquisition of or commencement of construction on a Lot for which a Loan Application is being made, in form and substance satisfactory to the Bank, issued by the Title Insurer in the amount of the Deed of Trust Amount of such Lot and the Improvements to be constructed thereon in accordance with the Plans therefor (which policy may include a rider or endorsement limiting the binder or policy to the aggregate amounts actually advanced) covering the lien on the interest of the Company described therein.

              "Title Insurer" shall mean such title insurer as the Bank, in its sole discretion, may approve.

              "VA" shall mean the Veterans Administration.

       (b) All terms defined in this Agreement shall have the defined meanings when used in any Note, certificate, report, or other document made or delivered pursuant to this Agreement, unless specifically required otherwise.

       (c) Terms in the singular shall include the plural and those in the plural shall include the singular unless the context shall otherwise require.

       1.3 Revolving Line of Credit. The Bank, during the period from the date of this Agreement until the date that is twelve (12) months after the date of this Agreement for the initial advance with respect to any Lot or the Improvements thereon or to be constructed thereon, and until the earlier to occur of (i) the date that is twelve (12) months after the date of the initial advance with respect to any Lot or Improvements and (ii) the maturity date of the Note (whether occurring by the terms of the Note, by acceleration or otherwise) for subsequent advances for such Lot and Improvements, subject in all instances to (a) the terms and conditions of this Agreement, (b) the condition that at the time of each borrowing hereunder, the condition of the Company, financial and otherwise, and the condition of the Collateral, are satisfactory to the Bank, and (c) the condition that no Default or Event of Default has occurred and is then continuing to occur, agrees to make advances to the Company pursuant to a Revolving Line of Credit up to but not in excess of the Maximum Outstanding Amount upon compliance by the Company with the provisions of Section 5.2 hereof. The Company's obligation to repay the Revolving Line of Credit shall be evidenced by the Note. The Note shall bear interest at the rate or rates set forth in Section 1.5 hereof. Accrued and unpaid interest on the Note shall be due and payable on the first day of each month, commencing June 1, 1996. All unpaid principal and accrued and unpaid interest on the Note shall be due and payable on January 31, 1998.

       1.4    Prepayments.

       (a) If at any time the outstanding balance under the Revolving Line of Credit is in excess of the Maximum Outstanding Amount, or if required by any other provision of this Agreement, the Company shall, immediately and without demand, make a mandatory prepayment on the Note in an amount sufficient to reduce the outstanding balance under the Revolving Line of Credit to the Maximum Outstanding Amount.

       (b) If any Single Family House has not been sold in a bona fide sales transaction to a Person other than an affiliate of the Company on or before the date that is one (1) year after the date of execution of the Deed of Trust for such Single Family House, the Company shall make a mandatory prepayment on the
Note in an amount equal to ten percent (10%) of the Deed of Trust Amount of such Single Family House.

       (c) If any Single Family House has not been sold in a bona fide sales transaction to a Person other than an affiliate of the Company on or before the date that is two (2) years after the date of execution of the Deed of Trust for such Single Family House, the Company shall make a mandatory prepayment on the
Note in an amount equal to the amount of unpaid advances made under the Revolving Line of Credit with respect to such Single Family House.

       (d) Notwithstanding any provision of Section 1.4(b) or (c) above to the contrary, upon the maturity of the Note (whether occurring by the terms of the Note, by acceleration or otherwise) all unpaid amounts under the Note shall become immediately due and payable upon such maturity date.

       (e) The Company shall have the right to prepay without premium at any time, upon two (2) Business Days written notice to the Bank, any amount owing on the Note. Such voluntary prepayments shall be limited to one (1) per calendar week. Any prepayment made pursuant to this Section 1.4 shall be applied first to principal.

       1.5    Interest.  The Note shall bear interest as follows:

              (a) Subject to the provisions of paragraphs (b) and (c) of this Section 1.5, the Company shall pay interest on the outstanding principal amount of the Note at one-half percent (1/2%) per annum over the Base Rate.

              (b) In the event that, and for so long as any Event of Default shall have occurred and be continuing, then and in any such event, the outstanding principal amount of the Note shall bear interest at the Maximum Rate.

              (c) Notwithstanding anything contained herein to the contrary, in no event shall the interest rate payable with respect to the Note exceed the Maximum Rate.

       1.6 Use of Proceeds. Advances under the Revolving Line of Credit shall be used for Costs of Construction and for the acquisition of Inventoried Lots, and no other purpose.

                   Section 2.  Representations and Warranties

       The Company represents and warrants to the Bank that, except as set forth on Schedule 1 hereof:

       2.1 Existence. The Company is a corporation duly organized, legally existing and in good standing under the laws of the State of Nevada and duly qualified as a foreign corporation in the State of Texas and in all other jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary.

       2.2 Authority. The Company is duly authorized and empowered to create and issue the Note, and to execute and deliver the Security Instruments, and all other instruments referred to or mentioned herein, and all corporate action requisite for the due creation, issuance and delivery of the Note and the due execution and delivery of the Security Instruments has been duly and effectively taken. This Agreement, the Note, and the other Security Instruments, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms (subject to any applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights). This Agreement, the Note, and the other Security Instruments do not violate any provisions of the Company's corporate charter or bylaws or any contract, agreement, law or regulation to which the Company is subject, and the same do not require the consent or approval of any regulatory authority or governmental body of the United States of America or any state.

       2.3 Financial Condition. The Prior Financial Statements which have been delivered to the Bank are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fully and accurately reflect the financial condition and results of the operations of the Company as at the dates and for the periods stated. No material adverse change has occurred since the date of the Prior Financial Statements in the condition, financial or otherwise, of the Company.

       2.4 Full Disclosure. Neither this Agreement nor any certificate or statement or any other data furnished by the Company or any of its officers in connection with the negotiation of this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact known to the Company necessary to make the statements contained herein or therein not misleading. There is no material fact known to the Company which the Company has failed to disclose to the Bank in writing which affects the business, operations, assets, prospects or condition, financial or otherwise, of the Company.

       2.5 Liabilities and Litigation. The Company has no liabilities, and no litigation, legal or administrative proceedings, investigation or other action is pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Lot or Improvements, and involving the possibility of any judgment or liability not fully covered by insurance, or which may affect any Lot or Improvements any other business or assets of the Company or the Company's ability to carry on business as now conducted, except as disclosed in the Prior Financial Statements and liabilities incurred in the ordinary course of business. To the best knowledge of the Company, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or the assets of the Company.

       2.6 Titles and Encumbrances. The Company has good title to the Lots and Improvements for which advances are made to it under the Revolving Line of Credit, free and clear of all mortgages, liens and encumbrances, except those referred to in Section 4.2 hereof.

       2.7 No Default. No Default or Event of Default exists under this Agreement and the Company is not in default in any material respect under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound, or in any respect under any material contract, agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound.

       2.8 Patents, etc. The Company has all patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises which are required in order for it to conduct its business as now conducted without known conflict with the rights of others. The Company is not aware of any fact or condition which might cause any of such foregoing not to be renewed in due course.

       2.9 Taxes. The Company has filed all federal and state income tax returns which are required to be filed as of the date of this Agreement and has paid all taxes shown on said returns and on all assessments received by it to the extent such taxes have become due. Neither the Company nor any of such returns is currently the subject of, or has been threatened with, an audit relating to such tax matters.

       2.10 Compliance. The Company has complied with all material valid and applicable statutes, rules and regulations of each jurisdiction to which it may be subject.

       2.11 Margin Securities. The Company does not own any "margin security" or "margin stock" as defined in Regulations G, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R. Parts 207, 221 and 224, respectively).

       2.12 Utilities, Access and Construction. All utility services, including water supply, storm and sanitary sewer facilities, electric and telephone facilities and related services necessary for the construction of the Improvements on Lots currently owned by the Company, and the use thereof for their intended purposes, are available for such Lots and Improvements. Each Lot currently owned by the Company has adequate access to public streets and roads. The Company has not made any oral or written contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a lien on any Lot or Improvements of equal or greater priority than the liens created under the Security Instruments.

                       Section 3.  Affirmative Covenants

       Until the Indebtedness of the Company to the Bank has been paid or while the Bank has a commitment to the Company hereunder:

       3.1 Reporting Requirements. The Company will promptly furnish to the Bank from time to time the following information regarding the business affairs and financial condition of the Company:

              (a) as soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, the statement of the chief financial officer of the Company setting forth details of such Default or Event of Default and the action which the Company proposes to take with respect thereto;

              (b)    as soon as available, and in any event within forty-five
       (45) days after the end of each calendar month, the balance sheet of the Company, as of the end of such month, the statement of income of the Company for such month and the statement of cash flow of the Company for such month, all in reasonable detail and certified by the chief financial officer of the Company;

              (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, the balance sheet of the Company as at the end of such year and the statement of income, statement of cash flow and statement of equity and changes in financial position of the Company for such year, together with comparative figures for the preceding fiscal year, and certified, without qualification, by independent certified public accountants acceptable to the Bank;

              (d) as soon as available, and in any event within thirty (30) days after the last day of each month, the Required Report;

              (e) concurrently with the financial statements required by Sections 3.1(b) and 3.1(c), a Certificate of Compliance;

              (f) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Pacific USA, the balance sheet of Pacific USA and its subsidiaries as at the end of such year and the statement of income, statement of cash flow and statement of shareholders' equity and changes in financial position of such companies for such year, together with comparative figures for the preceding fiscal year, and audited by independent certified public accountants acceptable to the Bank;

              (g) as soon as available, and in any event within two (2) Business Days following the last day of each calendar week, a Borrowing Base Report certified by the chief financial officer of the Company;

              (h)    concurrently with the financial statements required by
       Section 3.1(c), the report of insurance required  by Section 3.7;

              (i) as soon as possible, and in any event, within five (5) days of knowledge thereof, the notice of litigation required by Section
       3.9 of this Agreement; and

              (j) such other information the Bank may reasonably request from time to time.

       The Company shall use its best efforts to obtain, within one hundred twenty (120) days after the end of each fiscal year of Pacific Electric Wire & Cable Co., Ltd., the balance sheet of such company as at the end of such year and the statement of income, statement of cash flow and statement of shareholders' equity and changes in financial position for such company for such year, together with comparative figures for the preceding fiscal year.

       The Financial Statements and other reports shall be complete and correct, and prepared in accordance with generally accepted accounting principles consistently applied. Each balance sheet delivered to the Bank shall include all contingent liabilities of the Company.

       The Company grants to the Bank the right to send the Bank's own representatives and/or employees to inspect, copy, and/or audit the books of the Company.

       3.2 Taxes and Other Liens. The Company will promptly pay and discharge, prior to the date when any interest or penalty shall accrue thereon, all taxes, assessments, governmental charges, impositions, water and sewer rents, claims for labor, supplies, rent and other obligations which if unpaid, might become a lien against the property of the Company. The Company will promptly pay and discharge all taxes, assessments and other governmental charges or levies imposed upon the Company on the income, profits or assets of the Company or upon any of its property (real, personal or mixed) or upon any part thereof, not later than the due date thereof. The Company shall not place, or permit to be placed, a lien upon, or otherwise mortgage, hypothecate or encumber all or any portion of the Lots or Improvements (other than vendor's liens and purchase money liens reserved by suppliers of appliances and other similar items placed in the Improvements and which are purchased by the Company on open account) regardless of whether same is allegedly or expressly inferior to the Bank's liens and, if any such lien is placed or asserted against any portion of the Lots or the Improvements, the Company shall promptly, at its own cost and expense, (i) pay the underlying claim in full, take such other action so as to cause the same to be released, or bond around such claim to the Bank's satisfaction and (ii) within five (5) days after the date such lien is asserted, give the Bank notice of the placing or assertion of such lien. Upon request of the Bank, the Company will furnish to the Bank satisfactory evidence to indicate the Company's compliance with this Section 3.2.

       3.3 Maintenance. The Company will maintain its corporate existence and remain in or become a corporation in good standing in each jurisdiction in which it is required to be qualified. The Company will maintain all patents, trademarks, franchises and licenses necessary in its business, and comply with all Legal Requirements, and it will maintain or cause to be maintained its properties in good and workable condition at all times. The Company shall continue to conduct, operate and manage its business substantially as its business is currently being conducted, managed and operated.

       3.4 Further Assurances. The Company will promptly cure any defects in the execution and delivery of this Agreement, the Note, the other Security Instruments and any other instrument or instruments referred to or mentioned herein. The Company will immediately execute and deliver to Bank upon request all security agreements, financing statements, certificates of title, deeds of trust, mortgages and other instruments to accomplish the covenants and agreements of the Company under this Agreement and the other Security Instruments. Upon the request of the Bank, the Company shall deliver to the
Bank:

              (a) an endorsement from the Title Insurer in form and substance satisfactory to the Bank (or other evidence satisfactory to the Bank), reflecting that there have been no changes to the status of title to a Lot or the Improvements thereon since the time the Title Insurance with respect to such Lot or Improvements was issued;

              (b) a certificate from the Architect stating that, in his or their opinion, as the case may be, the construction of any Improvements relating to any Lot theretofore performed has been in substantial accordance with the Plans and all Legal Requirements;

              (c) lien waivers or releases from all contractors contracting directly with the Company in connection with the construction of any Improvements; and

              (d) such other certifications or evidence as the Bank may request.

The Company shall, without request, on or before the date that is eleven (11) months after the date of the issuance of each mortgagee's title insurance policy binder on interim construction loan with respect to a Lot, and every six
(6) months thereafter until the Lot and Improvements thereon have been sold pursuant to a Sales Contract, cause the Title Insurer to issue and deliver to the Bank an extension of such title binder.

       3.5 Performance of Obligations. The Company will pay the Note according to the reading, tenor and effect thereof and will do and perform every act and discharge all of the obligations provided to be performed and discharged under this Agreement, the Note, the Security Instruments and any and all of the instruments referred to or mentioned herein at the time or times and in the manner therein and herein specified. The Company will perform all obligations to be performed by it pursuant to the terms of each indenture, agreement, contract, and other instrument by which the Company or its properties are bound.

       3.6 Payment of Expenses. The Company shall pay all out-of-pocket costs and expenses, including, without limitation, all attorneys', accountants', engineers', architects', inspectors' and other professionals' or contractors' fees and recording costs incurred by the Bank in connection with the preparation, negotiation, execution and perfection of the Security Instruments and the creation of the liens created thereby and the monitoring and other administration of the Revolving Line of Credit. The Company shall, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank (i) for fees of Appraisals commissioned by the Bank, (ii) to satisfy any obligation of the Company under the Security Instruments, (iii) to protect the lien or security interest of the Bank on or in any of the Collateral, (iv) to collect payments due under the Note or (v) to enforce the rights of the Bank under the Security Instruments or any other instrument referred to or mentioned herein or executed or to be executed in connection herewith, which amounts will include, without limitation, all court costs, attorneys' fees, fees of auditors and accountants and investigation expenses reasonably incurred by the Bank in connection with any such matters, together with interest at the rate of ten percent (10%) per annum, not to exceed the maximum non-usurious interest rate permitted by applicable law, on each such amount from the date the same was expended, advanced or incurred by the Bank until the date it is repaid to the Bank. A certificate of the Bank setting forth any such amount shall be conclusive evidence of the matters set forth therein in the absence of manifest error.
The Company shall pay all costs and expenses required to satisfy the conditions of this Agreement and the other Security Instruments, including, without limitation, taxes and recording expenses and fees and commissions, if any, lawfully due to brokers in connection with the sale of any Lots or Improvements. All amounts advanced in connection herewith shall be secured by the Collateral.

       3.7 Insurance. The Company will maintain with financially sound and reputable insurers acceptable to the Bank, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated, including, without limitation (a) a policy or policies of Builder's All Risk-Completed Value fire and extended insurance, with coverage for the risks of earthquake and collapse, covering all the Lots and Improvements for which advances are made under the Revolving Line of Credit, (b) all insurance required under any Deed of Trust, (c) flood insurance as may be necessary in order for the Bank and the Revolving Line of Credit to be in full compliance with applicable law, including the provisions of 42 U.S.C. Section 4012a and all regulations promulgated thereunder, including a policy of flood insurance issued pursuant to the Flood Protection Act of 1973, covering any Lot and the Improvements constructed thereon lying within the 100-year flood plain, (d) an owner's and contractor's liability policy or policies (including workmen's compensation insurance) in such amounts and on such terms as the Bank may approve or (e) from and after the date on which the Improvements are completed, fire and extended insurance coverage for the full replacement cost of such Improvements (including contents insurance). Annually, concurrently with delivery of the audited financial statements, or upon the written request of the Bank, the Company will furnish the Bank from time to time a summary of the insurance coverage of the Company in form and substance satisfactory to the Bank and if requested will furnish the Bank copies of the applicable policies. The Company will cause any and all insurance policies insuring the Collateral, or any part thereof, to (a) name the Bank as an additional insured and a loss payee thereunder, (b) with respect to any hazard, casualty or Builder's All-Risk insurance maintained by the Company on any Lot or Improvements, (i) cause the insurance policy relating to any such insurance to name the Bank as an additional insured and loss payee and
(ii) pay, or cause the issuer of such policy to pay, the proceeds thereunder to the Bank if, prior to the disbursement of any such proceeds, the Bank has notified such issuer of the existence of a Default or an Event of Default, and
(c) contain a provision requiring at least ten (10) days prior notice of cancellation to the Bank. As soon as possible, and in any event, within five
(5) days thereafter, the Company will notify the Bank of the cancellation of any insurance coverage, whether or not the Bank is an additional insured or a loss payee under the affected policy.

       3.8 Certificate of Compliance. At the times set forth in Section 3.1(e) of this Agreement, the Company shall deliver to the Bank a certificate in the form attached as Exhibit "E" hereto, which certificate shall be signed by the chief financial officer of the Company and shall state that he has reviewed the activities of the Company during the previous calendar month with a view to determining whether the Company has kept, observed, performed and fulfilled all of its obligations under this Agreement, the Note and the other Security Instruments, and that the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in the Note, this Agreement and the other Security Instruments and is not at the time in default in the observance, performance or fulfillment of any such covenants and conditions or if the Company shall be in default, specifying any such default, the nature and status thereof, and what action, if any, has been taken to remedy the default or defaults.

       3.9    Litigation.  As soon as possible and in any event, within five
(5) days of knowledge thereof, the Company shall give written notice to the Bank of all litigation (other than litigation being defended by an insurance carrier without reservation as to coverage claiming amounts within said coverage) in which the Company may have liability in excess of $300,000.00 (or as to which no specified amount of damages is alleged) and of all proceedings before any governmental or regulatory agency affecting the Company.

       3.10 Security. The Indebtedness and obligations of the Company under this Agreement, the Note and the other Security Instruments shall be secured by a lien in favor of the Bank prior to any other lien or encumbrance on all of the Company's right, title and interest in and to each Lot and the Improvements thereon or to be constructed thereon, together with a security interest in favor of the Bank with respect to the following items located on, used in connection with, or arising out of each Lot and the Improvements thereon or to be constructed thereon: (i) all equipment now owned or hereafter acquired; (ii) all accounts receivable now or hereafter existing; (iii) all chattel paper, documents and instruments now owned or hereafter acquired; (iv) all inventory now owned or hereafter acquired; (v) all general intangibles now owned or hereafter acquired; (vi) all Sales Contracts; (vii) all Construction Contracts; and (viii) the proceeds, products and accessions of and to any and all of the foregoing.

       3.11 Residential Subdivisions. Advances may not be made with respect to any Lot or the Improvements to be constructed thereon if such Lot is located outside the greater metropolitan area of Houston, Dallas-Fort Worth or Austin, or in any residential subdivision which the Bank disapproves in writing. The Company shall not be entitled to any advances with respect to any Lot or Improvements located in a residential subdivision if the Company has not obtained, received and approved, in accordance with prudent and reasonable industry standards, a Phase I Environmental Audit prepared with respect to such Lot. If requested by the Bank, the Company shall deliver to the Bank a Phase I Environmental Audit prepared with respect to any Lot, a Title Commitment with respect to any Lot, legible copies of all documents, instruments and plats described in each such Title Commitment and any other documents, instruments or information which the Bank may request with respect to such Lot.

       3.12 Surveys and Appraisals. As and when requested by the Bank, the Company shall deliver to the Bank an Appraisal and/or a Survey with respect to any Lot and the Improvements thereon.

       3.13 Plans; Construction in Compliance with Plans. All Plans shall be in accordance with sound engineering principles, and shall otherwise be sufficient for the construction of the Improvements. All construction performed on the Improvements will be performed in accordance with the Plans. No construction of any Improvements shall be commenced or performed unless and until (a) the Plans therefor have been submitted to and approved by all requisite Governmental Authorities and are in compliance with all applicable Legal Requirements, (b) all requisite Governmental Permits have been obtained,
(c) all applicable Legal Requirements have been fulfilled and (d) if requested by the Bank, the Plans therefor have been approved by the Bank. No changes shall be made in the Plans by the Company or any other person without the prior written approval of all requisite Governmental Authorities and the prior compliance with all applicable Legal Requirements and, if such changes will result in an increase of the Sales Price of such Improvements of more than ten percent (10%), without the prior written approval of the Bank.

       3.14 Construction Contracts; Commencement of Construction. No Construction Contract, or an affidavit or memorandum thereof, shall be entered into or recorded, and no operations incident to the proposed Improvements shall begin, until the applicable Deed of Trust has been executed, acknowledged and recorded in the real property records of the county where such Improvements are located. At the Bank's option and the Company's expense, the Bank's inspector shall perform a site inspection of each Lot on the date the Deed of Trust with respect to such Lot is recorded in order to determine the Company's compliance or non-compliance with the provisions of this Section 3.14. If requested by the Bank, prior to the commencement of the construction of any Improvements, the Company will submit for the Bank's approval all Construction Contracts relating to such Improvements.

       3.15 Governmental Permits. All necessary Governmental Permits shall be obtained in a timely manner in order to permit the expeditious commencement, prosecution and completion of the construction of all Improvements. Upon the Bank's request, the Company shall deliver to the Bank a copy of any such Governmental Permit and evidence of the Company's compliance therewith.

       3.16 Compliance with Legal Requirements. The Company shall promptly and faithfully comply with, conform to and obey all present and future Legal Requirements, whether or not the same shall necessitate structural changes in, improvements to or interfere with the use or enjoyment of the Lots or Improvements. Upon the request of the Bank, the Company shall furnish satisfactory evidence to the Bank of its compliance with all Legal Requirements.

       3.17 Use Violations; Notifications. The Company shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Lots or the Improvements in any manner which (a) violates any Legal Requirements, (b) may be dangerous, unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any Governmental Permit. Upon the request of the Bank, the Company shall furnish satisfactory evidence to the Bank of its compliance with this Section 3.17. The Company will comply with and furnish the Bank with any official notice or claim made by any Governmental Authority. The Company will also promptly notify the Bank of any substantial fire, casualty, or notice of any taking by eminent domain affecting any Lots or Improvements. Any such event shall conclusively be deemed substantial if the cost of the repair or restoration of the property taken shall exceed $10,000.

       3.18 Construction of Improvements. The construction of Improvements shall be commenced promptly after the acquisition by the Company of the Lot upon which such Improvements are to be constructed. The construction of all Improvements shall be prosecuted by the Company, with diligence, continually to completion and shall be completed by the Company in a good and workmanlike manner in accordance with the Plans therefor, all Legal Requirements, the other provisions of this Agreement and the other Security Instruments and all usual and customary construction and development standards relating to the construction and operation of such Improvements, free and clear of all liens, or claims for liens, other than the liens specifically permitted hereunder.
The Company shall file or record all requisite plats and other instruments necessary or desirable in connection with the construction and operation of the Improvements to the extent such plats and other instruments have not previously been filed or recorded. At all times during construction of any Improvements, the Company shall (a) comply strictly with any and all Legal Requirements required to be complied with incidental to such construction, (b) deliver to the Bank, or its representatives, immediately upon demand, counterparts of any and all Construction Contracts executed in connection with the construction of such Improvements and (c) permit the Bank to erect and maintain a sign in a conspicuous location on one or more Lots stating that construction financing has been furnished by the Bank. Within ten (10) days after the pouring of the concrete slab within each Lot, the Company shall deliver to the Bank a form slab survey showing the location of such slab, and whether or not the location thereof is entirely within the property lines of such Lot and whether or not the same encroaches upon, breaches or violates any building line, easement or other restriction or encroachment (and if the location thereof is not entirely within the property lines of such Lot or encroaches upon, breaches or violates any building line, easement or other restriction or encroachment, then the Company shall either (A) cure or remove such encroachment, breach or violation or (B) deliver to the Bank, along with such Survey, appropriate waivers from the appropriate persons).

       3.19 Continuing Compliance with Requirements for Advances. All of the conditions and requirements which need to be satisfied or fulfilled in order for the Company to receive any advance under the Revolving Line of Credit shall continue to be achieved, satisfied and fulfilled at all times during which such Lot or Improvements are subject to a lien in favor of the Bank.

       3.20 Correction Work. The Company shall immediately correct any structural defect in any of the Improvements or any substantial or material departure from the Plans therefor not approved by the Bank. Any advance under the Revolving Line of Credit shall not constitute a waiver of the Bank's right to require compliance with this covenant with respect to any such defects or departures from the Plans.

       3.21   Continuous Construction of the Improvements.

       (a) Once construction of any Improvements has commenced, construction shall not cease prior to completion of such Improvements for any cause other than a cause beyond the control of the Company unless consented to by the Bank. For purposes of this Section 3.21 only, construction of any Improvements shall be deemed complete if the only work remaining unfinished consists of construction or installation of purchaser selected items and other items customarily installed at the time of purchaser move-in.

       (b) Once construction of any Improvements has commenced with respect to any Lots under a Construction Contract, construction shall not cease with reference to such Construction Contract prior to the substantial completion of the work contemplated by such Construction Contract for any cause other than a cause beyond the control of the Company unless consented to by the Bank. Additionally, the time period commencing on the date construction of any such Improvements relating to a particular Construction Contract ceases and the first day of construction of such Improvements relating to such Lot commences pursuant to another Construction Contract shall not exceed ninety (90) days for any cause other than a cause beyond the control of the Company unless consented to by the Bank.

       3.22   Inspections.

       (a) The Company shall permit the Bank, the Independent Supervising Architect or any of the Bank's other representatives, to enter upon or into any of the Lots or Improvements or any office or place of business of the Company for the purpose of examining the Lots, the Improvements, any part thereof, all materials to be used in construction thereof, all Plans and shop drawings, and any of the Company's books and records including, but not limited to, the Company's books and records in reference to such Lots, Improvements, the sale and disposition thereof, the disposition of the proceeds thereof and for the purpose of making copies of any such books and records. The Company shall reimburse the Bank, on demand, for all expenses incurred by the Bank in connection with any such inspections.

       (b)    If through such inspections or otherwise, the Bank, in comparing
(i) the actual amount of work completed on any Lot or Improvements to (ii) the amount of work stated by the Company to have been completed on the Lot or Improvements, and for which advances under the Revolving Line of Credit have been made, determines that there exists a variance between (x) the work which should have been completed for such Improvements and (y) the costs associated with such Improvements which were taken into account in determining the Borrowing Base, and that such variance resulted in a Borrowing Base Value which, in the Bank's judgment, is higher than that indicated by the work in place, then the Bank shall determine a new Deed of Trust Amount for such Improvements which shall be in effect until such variance terminates. The Bank shall also have the right, at all times, to not make any initial advance under the Revolving Line of Credit with respect to any Lot or Improvements if, in the determination of the Bank in its sole discretion, there does not exist under the Revolving Line of Credit unadvanced funds in an amount at least equal to the amount necessary to complete all Single Family Houses for which advances are outstanding under the Revolving Line of Credit.

       3.23   Borrowing Base.

       (a) Inclusion in Borrowing Base. Single Family Houses and Lots (each such property to be included in the Borrowing Base pursuant to this Section
3.23 herein being called a "Specified Property") shall be included in the Borrowing Base only upon the full compliance with and achievement of the following conditions and requirements to the satisfaction of the Bank:

                  (i) All documents and instruments (in form and substance satisfactory to the Bank) necessary or otherwise requested by the Bank to create in favor of the Bank a lien against the Specified Property, including without limitation the applicable Deed of Trust, subject only to the Permitted Encumbrances, have been fully executed, acknowledged, recorded or filed in the appropriate offices (where applicable) and certified copies thereof delivered to the Bank by the Title Insurer or its agent. The Company shall cause the recorded originals of such instruments to be delivered to the Bank by the Title Insurer or its agent immediately after recording.

                 (ii) The Title Insurance covering the Specified Property has been issued by the Title Insurer and delivered to the Bank.

                (iii) The Plans of the Specified Property have not been disapproved by the Bank.

                 (iv) An Appraisal covering the Specified Property has been delivered to the Bank and not disapproved by the Bank.

                  (v) The inclusion of the Specified Property in the Borrowing Base will not give rise to a Default or an Event of Default including, without limitation, any breach of any of the Company's representations, warranties or covenants set forth in this Agreement or any of the other Security Instruments.

                 (vi) The Company shall have delivered to the Bank such other matters, certifications and assurances that the Bank may request.

       (b) Determination of Borrowing Base; Borrowing Base Reports. At the times required by Section 3.1(g) hereof, the Company shall deliver to the Bank a report (a "Borrowing Base Report"), in form satisfactory to the Bank, which sets forth the Aggregate Deed of Trust Amount, and all component parts giving rise thereto, all as the last day of the immediately preceding calendar week. For purposes of determining the Aggregate Deed of Trust Amount as of such date, the Company shall use the procedures set forth in this Section 3.23.

                         Section 4.  Negative Covenants

       A deviation from the provisions of this Section 4 shall not constitute an event of default under this Agreement if such deviation is consented to in writing (in the manner hereinafter provided) by the Bank. In the absence of such a written consent, so long as any part of the Indebtedness shall remain unpaid or the Bank has a commitment to the Company hereunder:

       4.1 Dividends and Redemptions. The Company will not declare or pay dividends (other than a dividend payable solely in stock of the Company) or make any other distribution on account of, or purchase, acquire, redeem or retire any stock of the Company, whether now or hereafter outstanding, if such declaration, payment, purchase, acquisition or redemption results or will result in the occurrence of a Default or an Event of Default hereunder.

       4.2 Encumbrances. The Company will not create, incur, assume or permit to exist any mortgage, pledge, lien or encumbrance on any Lots or Improvements, nor acquire or agree to acquire any Lots or Improvements under any conditional sale agreement or title retention contract, except that the foregoing restrictions shall not apply to:

              (a) liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings;

              (b) pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pensions or other employee benefits;

              (c)    liens required by this Agreement;

              (d)    Permitted Encumbrances;

              (e) liens incurred in the ordinary course of the Company's business which are not placed upon any Collateral; and

              (f) lot option contracts and other similar earnest money contracts entered into by the Company in the ordinary course of its business.

       As to the liens and encumbrances permitted pursuant to paragraph (a) above, the Company's right to contest diligently in good faith by appropriate proceedings is conditioned upon the Company's setting up appropriate reserves under generally accepted accounting principles and upon stay of levy and execution thereon.

       4.3    Sale of Assets.

       (a) The Company will not sell, transfer, lease or otherwise dispose of any Lots or Improvements on which the Bank has a lien unless the Company complies with the provisions set forth in this Section 4.3.

       (b) The Company shall be entitled to releases of Lots and Improvements from the liens thereon in favor of the Bank (each such Lot and Improvements released is herein called a "Released Portion") upon the sale of such Released Portion pursuant to a Sales Contract, subject to and in accordance with the following provisions:

                  (i) The Company shall have delivered to the Bank, for payment against the principal amount outstanding under the Note, the aggregate amount of advances under the Note made by the Bank with respect to the Released Portion, together with all accrued and unpaid interest thereon;

                 (ii) At the time of the release, no Default or Event of Default exists;

                (iii) The release of the Released Portion from the liens thereon in favor of the Bank will not result or give rise to a Default or an Event of Default;

                 (iv) The instruments or documents evidencing such release shall be prepared at the cost of the Company and shall be in form and substance satisfactory to the Bank; and

                  (v) Such other documentation and information requested by the Bank in connection with such release shall be delivered to the Bank.

       (c) Upon the occurrence of a Default or Event of Default, or in the event the Bank is no longer allowing the Company to receive advances under the Revolving Line of Credit, the Bank shall have the right, at its option and in its sole discretion, to increase the amount required under Section 4.3(b)(i) hereof to any amount up to the full sales price of the Released Portion set forth in the applicable Sales Contract. All such amounts in excess of the sales price of such Released Portion shall be applied as a prepayment against the Note.

       4.4 Utility Rights. The Company shall not, without the specific written consent of the Bank, transfer, sell, assign, or convey, either in whole or in part, for use in connection with other property, even though such property may be owned by the Company or otherwise, (a) any of the rights to utility availability applicable to any Lot or Improvements granted by any municipal utility district, other Governmental Authority or any other person, or (b) any other utility capacity which may in the future be available to any Lot or Improvements.

       4.5 Alterations. The Company shall not commit or permit any waste of any Lot or Improvements and shall not, without the prior written consent of the Bank, make or permit to be made, any alterations or additions to any Lot or Improvements other than construction of the Improvements as contemplated herein.

       4.6 Restrictions on Speculative Homes, Model Homes, Single Family Houses in Austin and Inventoried Lots.

       (a) The Company shall not, at any time during the term of this Agreement, allow:

                  (i) the aggregate Deed of Trust Amounts for all Speculative Homes (regardless of location) to be greater than $10,000,000.00;

                 (ii) the number of all single family houses (other than model homes) under construction by, or which have been completed and are still owned, by the Company (whether or not such houses constitute Single Family Houses) for which the Company does not have an executed Sales Contract to constitute more than sixty percent (60%) of the number of all single family houses (other than model homes) under construction by, or which have been completed and are still owned by, the Company;

                (iii) more than ten (10) Speculative Homes in any residential subdivision to be included in the Borrowing Base;

                 (iv) the number of Model Homes included in the Borrowing Base to be more than sixteen (16), or the number of Model Homes in any residential subdivision included in the Borrowing Base to be more than two (2);

                  (v) the aggregate Deed of Trust Amounts for all Single Family Houses within the greater metropolitan area of Austin, Texas to be greater than $5,000,000.00;

                 (vi) the aggregate Deed of Trust Amounts for all Inventoried Lots to exceed $2,000,000.00; or

                (vii) the value (calculated at the greater of cost or appraised value) of all lots (other than lots upon which the Company intends to promptly commence construction of a Single Family House) owned by the Company (whether or not such lots constitute Inventoried
       Lots) to exceed $4,000,000.00.

       (b)    In the event of a breach of any of the provisions of subsection
(a)(i), (v) or (vi) of this Section 4.6, the Company shall immediately make a mandatory prepayment under Section 1.4 of this Agreement on the Note in an amount necessary to bring the Company into compliance with the provisions of this Section 4.6. For purposes of this Section 4.6, a Single Family House shall be deemed to be a Speculative Home unless the Bank has received a copy of an executed Sales Contract with respect to such Single Family House.

       4.7 Limitation on Aggregate Deed of Trust Amount. The Company shall not, at any time during the term of this Agreement, allow the Aggregate Deed of Trust Amount to exceed the Maximum Outstanding Amount. In the event, at any time, the Aggregate Deed of Trust Amount exceeds the Maximum Outstanding Amount, the Company shall immediately make a mandatory prepayment under Section
1.4 of this Agreement on the Note in an amount necessary to bring the Company into compliance with the provisions of this Section 4.7.

       4.8 Flood Plain. No Lots or Single Family Houses shall be located within the 100-year flood plain.

       4.9 Financial Covenants. The Company shall not, at any time during the term of this Agreement, allow:

       (a)    its Tangible Net Worth to be less than $9,000,000.00;

       (b)    its Debt to Worth Ratio to be greater than 5.0 to 1.0; or

       (c) its capital expenditures during any fiscal year to exceed $500,000.00 (exclusive of expenditures to acquire lots and construct single family houses in the ordinary course of its business).

       4.10 Loans and Advances to Employees, Etc. The Company shall not at any time allow more than an aggregate amount of $200,000.00 in loans and advances to be outstanding to its employees, officers, directors and shareholders.

       4.11 Investments, Loans and Advances. The Company shall not make any investment in, make any loan or advance to, or sell, transfer or otherwise dispose of any assets to, any Person (including, without limitation Pacific USA or any subsidiary or other affiliate of Pacific USA) except sales of assets permitted by Section 4.3 of this Agreement and loans and advances permitted by
Section 4.10 of this Agreement. The Company will maintain separate bank accounts for its operations, and will not commingle any of its funds with the funds of any other Person.

       4.12 Merger and Consolidation. The Company shall not merge or consolidate with any Person, enter into any partnerships or joint ventures, or acquire any other entity.

       4.13 Restrictions on Undeveloped Land. The Company shall not own or acquire any undeveloped land or undeveloped lots other than Lots and Inventoried Lots.

                        Section 5.  Commitment to Lend;
                            Conditions to the Bank's
                          Obligations to Make Advances

       5.1 Bank's Commitment. Subject to the terms and provisions hereof, the Bank agrees to lend to the Company, and the Company may borrow from the Bank, from time to time during the term hereof, amounts not to exceed the Maximum Outstanding Amount. The Company may borrow, repay and re-borrow amounts under the Revolving Line of Credit as herein provided.

       5.2    Borrowing Procedure.

       (a) Each advance under this Agreement shall be in an aggregate principal amount of at least $10,000.00. Any advance may be made directly to an account maintained by the Company with the Bank or, if the Company so requests and the Bank agrees, to any person on behalf of the Company, including a Title Insurer or its agent acting as escrow agent in connection with the purchase of a Lot. If requested by the Bank, the Company shall maintain a special checking account with the Bank into which all advances hereunder shall be deposited and against which only checks for Costs of Construction shall be drawn.

       (b) In order for the Company to obtain an advance hereunder, the Company shall deliver to the Bank at least one (1) Business Day before the requested date of such advance, a Loan Application in which the Company shall specify or certify the following:

                  (i)       the amount of such advance requested;

                 (ii) the date of such requested advance, which shall be a Business Day;

                (iii) the Maximum Outstanding Amount, the Aggregate Deed of Trust Amount and the outstanding balance of the Revolving Line of Credit, all as of the date on which such notice is given;

                 (iv) that no Default or Event of Default is then existing;

                  (v) that the advance by the Bank of the requested advance will not result in or give rise to a Default or an Event of Default; and

                 (vi) that the representations and warranties of the Company contained in this Agreement are true and correct as of the date on which such notice is given.

       (c) Simultaneously with the funding by the Bank of the initial advance with respect to any Lot or Improvements, the Company shall cause a Title Insurer to (i) record in the Official Public Records of Real Property of the appropriate county, a Deed of Trust with respect to such Lot and the Improvements to be constructed thereon and (ii) issue the Title Insurance.

       (d)        (i)       Simultaneously with the funding by the Bank of the
       initial advance with respect to any Inventoried Lot, the Company shall pay to the Bank a fee in the amount of one-fourth percent ( 1/4%) of the Deed of Trust Amount of such Inventoried Lot.

                 (ii) Simultaneously with the funding by the Bank of the initial advance with respect to any Lot or Improvements (including any lot which was previously an Inventoried Lot), the Company shall pay to the Bank a fee in the amount of one-fourth percent ( 1/4%) of the Deed of Trust Amount of such Lot or Improvements.

       (e) Notwithstanding any provision to the contrary contained in this Agreement or in any other Security Instrument, in no event shall the Company be entitled to an advance hereunder, and the Bank shall have no obligation to advance any amount hereunder, unless at the time of such advance (i) the Company is in full compliance with all of the provisions of this Section 5.2,
(ii) no Default or Event of Default is then existing and (iii) such advance will not result in the outstanding balance of the Revolving Line of Credit being in excess of the Maximum Outstanding Amount. Once the Bank has received notice of a requested advance, such notice shall not thereafter be revocable. The Bank shall not be required to make more than four (4) advances under the Revolving Line of Credit to the Company during any calendar week.

       5.3 Guidance Line. Notwithstanding anything contained in this Agreement, the Note or any other Security Instrument to the contrary, the Bank, in its sole discretion, shall have the right, prior to the initial advance under the Revolving Line of Credit with respect to any Lot or Improvements, to disapprove of the inclusion by the Company of such Lot or Improvements in the Borrowing Base. Upon such disapproval, such Lot or Improvement shall be ineligible for inclusion in the Borrowing Base and shall not be used in the calculation of the Borrowing Base Value. In deciding whether to disapprove of the inclusion of any Lot or Improvements in the Borrowing Base, the Bank may consider, among other matters, (i) the condition, financial or otherwise, existing or potential, of the Company, (ii) the existing or potential condition of the single family house construction business generally, (iii) the type of floor plan or specifications to which the Improvements are to be built and (iv) the residential subdivision in which the Lot is to be located. The rights of the Bank under this Section 5.3 are in addition to any other rights the Bank may have under this Agreement or any other Security Instrument to not make advances under the Revolving Line of Credit, including, without limitation, any right that may exist as a result of the Company's failure to comply with the provisions of Section 5.2 hereof.

       5.4 Bank's Discretion. All conditions precedent to the inclusion of any Lot or Improvements in the Borrowing Base are imposed solely and exclusively for the benefit of the Bank and are to be enforced and monitored solely and exclusively by the Bank in accordance with the provisions of the Security Instruments. No Person (including the Company) other than the Bank shall have any standing to require satisfaction of any such conditions. Any and all of such conditions may be freely waived (in whole or in part) by the Bank, at any time or times, at the Bank's sole discretion.

       5.5    Involuntary Borrowings.

       (a) If the Company shall fail, refuse or neglect to make any payment or perform any act required by the Security Instruments, then at any time after the Bank gives five (5) days written notice of the Bank's intention to take such action (except in case the Bank determines that an emergency exists, or its security is imminently threatened, in which event the Bank shall not be required to give any notice to or demand upon the Company), without waiving or releasing any other right, remedy or recourse the Bank may have because of same, the Bank may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of the Company, and shall have the right to enter upon any Lot and into any Improvements thereon for such purpose and to take all such action thereon and with respect to such Lots and

Improvements as it may deem necessary or appropriate. If the Company shall elect not to pay any real estate or personal property tax, or any other tax, charge or assessment with respect to any Lot or any Improvements, the Bank may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Security Instruments, the Bank shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance or claim before making an advance for the purpose of preventing or removing the same.

       (b) THE COMPANY HEREBY AGREES TO INDEMNIFY THE BANK FOR ALL LOSSES, EXPENSES, DAMAGES, CLAIMS AND CAUSES OF ACTION, INCLUDING ATTORNEYS' FEES, INCURRED OR ACCRUING BY REASON OF ANY ACTS PERFORMED BY THE BANK PURSUANT TO THE PROVISIONS OF THIS SECTION 5.5 OR BY REASON OF ANY OTHER SIMILAR PROVISION IN ANY OTHER SECURITY INSTRUMENT. ALL SUMS PAID BY THE BANK PURSUANT TO THIS
SECTION 5.5 OR SUCH OTHER PROVISIONS OF THE SECURITY INSTRUMENTS, AND ALL OTHER SUMS EXPENDED BY THE BANK TO WHICH IT SHALL BE ENTITLED TO BE INDEMNIFIED, TOGETHER WITH INTEREST THEREON AT THE MAXIMUM RATE, SHALL CONSTITUTE ADVANCES UNDER THE REVOLVING LINE OF CREDIT, SHALL BE SECURED BY THE LIENS CREATED BY THE SECURITY INSTRUMENTS AND SHALL BE PAID BY THE COMPANY TO THE BANK IMMEDIATELY UPON DEMAND.


                   Section 6.  Events of Default and Remedies

       6.1 Events of Default. Any of the following events which shall occur and be continuing shall be considered an Event of Default as that term is used herein:

              (a) The Company does not pay when due any payment, whether a regularly scheduled installment or a mandatory prepayment, required on the Note or any other Indebtedness, if such payments remains unpaid five
       (5) days after the Bank gives written notice thereof to the Company;

              (b) The Company does not pay within sixty (60) days after the originally scheduled maturity (but after expiration of any grace period applicable to such maturity) or when due whether by acceleration or otherwise of all or any part of any Debt of the Company to any other Person, except that the foregoing shall not apply to indebtedness on open account which is being disputed in good faith by the Company;

              (c) The Company is unable to satisfy any condition of the right to receive an advance hereunder for a period in excess of thirty
       (30) calendar days; and

              (d) The Company does not comply with or fails in the performance of any covenant contained in Section 3.1(a), 4.6, 4.9 or
       4.10 of this Agreement;

              (e) The Company does not comply with or fails in the performance of any other covenant contained in this Agreement or in any of the other Security Instruments to be kept or performed by the Company if such failure continues for fifteen (15) days after the Bank gives written notice thereof to the Company;

              (f) Any representation or warranty made by the Company herein or in any of the other Security Instruments proves to have been untrue in any material respect as of the date hereof, or any representation, statement (including financial statements), certificate or data furnished or made by the Company (or any officer, accountant or attorney of the Company) hereunder proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified, and the same is not remedied, to the Bank's satisfaction, in its sole discretion, within fifteen (15) days after the Bank gives written notice thereof to the Company;

              (g) The Company shall (i) discontinue business, (ii) make a general assignment for the benefit of creditors, (iii) apply for or consent to the appointment of a receiver, a trustee or liquidator of itself or of all or a substantial part of its assets, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceedings (whether federal or state) relating to relief of debtors, (vi) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking reorganization of it or appoints a receiver, trustee or liquidator of it or of all or a substantial part of its assets, or (vii) take or omit to take any action for the purpose or with the result of effecting or permitting any of the foregoing;

              (h) The Company shall discontinue construction of any of the Improvements or not carry on the construction of all of the Improvements with reasonable dispatch and without interruption to such an extent that it is unlikely, in the Bank's sole judgment, that the Improvements will be completed within a reasonable period of time following the commencement of construction thereof; or

              (i) The Company is unable to satisfy any condition of the right to receive an advance hereunder for in excess of thirty (30) calendar days.

       6.2 Remedies. Upon the happening of any Default, at the option of the Bank, without notice to the Company, any commitment hereunder shall be canceled. Upon the happening of an Event of Default specified in Section 6.1(g), immediately and without notice, and upon the happening of any other Event of Default specified in Section 6.1, at the option of the Bank, without notice to the Company, the entire aggregate principal amount of the Note then outstanding hereunder and the interest accrued thereon shall thereupon become and be immediately due and payable without notice and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Company. In addition to all other remedies provided herein, the Bank may, at its option, (1) institute appropriate proceedings to specifically enforce performance hereof,
(2) institute proceedings to appoint a receiver, as a matter of strict right without regard to the solvency of the Company, for the purpose of preserving the Lots and Improvements, or any part thereof, prevent waste, and to protect all rights accruing to the Bank by virtue of this Agreement and the other Security Instruments, (3) make any and all further improvements, whether on-site or off-site, as may be determined by the Bank for the purpose of completing the development and construction of the Improvements in accordance with this Agreement and (4) exercise any and all other rights, remedies and recourses granted under the Security Instruments or otherwise now or hereafter existing, in equity, at law, by virtue of statute or otherwise. All expenses incurred in connection with the appointment of a receiver, or in protecting, preserving or improving the Lots or Improvements, or any part thereof, shall be chargeable against the Company and shall be enforced as a lien against the Lots and Improvements.

                       Section 7.  Additional Agreements

       7.1 Change of Ownership or Control. If at any time while the Note shall be outstanding or the Bank has a commitment hereunder, Pacific Realty Group shall own less than all of the issued and outstanding capital stock of the Company, a "Change of Ownership or

Control" shall be deemed to have occurred. The Company shall immediately give written notice to the Bank upon obtaining knowledge of an event which is or would constitute the occurrence of a Change of Ownership or Control. The Bank shall, upon the happening of a Change of Ownership or Control, have the privilege of declaring the Note to be due and payable on a date not earlier than thirty (30) days from the date of the exercise of said privilege. The Note shall thereupon become due and payable on the date specified in the notice sent to the Company by the Bank including the principal amount thereof plus accrued interest thereon to the accelerated maturity date and any amounts owed by the Company to the Bank pursuant to this Agreement or any of the other Security Instruments.

       7.2 Change in Management. If at any time while the Note shall be outstanding or the Bank has a commitment hereunder, Lonnie Fedrick ceases to hold his current position with the Company or to perform the functions and services for the Company which he currently performs, other than as a result of a dismissal of Mr. Fedrick by the Company for cause, the Company shall immediately give written notice of such occurrence to the Bank and the Bank shall, upon such an occurrence, have the privilege of declining to make any further advances under the Revolving Line of Credit other than advances with respect to Lots and Improvements thereon, the initial advances for which were made by the Bank prior to such occurrence.

                              Section 8.  Closing

       The commencement of advances pursuant to the Revolving Line of Credit contemplated hereby shall be subject to the satisfaction of the following conditions:

       8.1 Counsel to Bank. All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell & Riggs, L.L.P., counsel to the Bank.

       8.2 Required Documents. The Bank shall have received executed copies of:

              (a)    this Agreement, with all exhibits;

              (b)    the Note;

              (c)    a certificate of the Secretary of the Company certifying
       (1) the Certificate of Incorporation of the Company, (2) the Bylaws of the Company and (3) the resolutions of the Board of Directors of the Company, in form and substance satisfactory to the Bank, with respect to authorization of this Agreement, the Note and the other Security Instruments and the other corporate instruments provided for herein, which certificate shall also contain the names of officers of the Company authorized to sign this Agreement, the Note, the other Security Instruments, and certificates related thereto together with the true signatures of such officers, all of which shall be in form and substance satisfactory to the Bank;

              (d)    a Notice of Final Agreement;

              (e) a written legal opinion from attorneys satisfactory to the Bank, which legal opinion shall cover such matters, and be in a form, as required by the Bank and its counsel;

              (f)    such Certificates of Insurance as the Bank may require;
       and

              (g) such other documents and instruments as the Bank may require.


                           Section 9.  Miscellaneous

       9.1 Survival of Various Matters. All representations and warranties of the Company herein, and all covenants and agreements herein not fully performed before the date of this Agreement, shall survive the execution of this Agreement, delivery of the Note to the Bank and the making of advances hereunder.

       9.2 Notices. All notices, requests and communications hereunder shall be in writing and shall be sufficient in all respects if delivered or sent by registered or certified mail to the Company or the Bank, as the case may be, at their respective addresses set forth on the first page of this Agreement. Any party may, by proper written notice hereunder to the other party, change the address to which notices shall thereafter be sent to it.

       9.3 Successors and Assigns. All covenants and agreements herein contained by or on behalf of the Company shall bind its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

       9.4 Renewals. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension or rearrangement of any part of the Indebtedness originally represented by the Note.

       9.5 No Waiver. No course of dealing on the part of the Bank or its officers or employees, or any failure or delay by the Bank with respect to exercising any right, power or privilege of the

Bank under this Agreement, the Note, or the other Security Instruments, shall operate as a waiver thereof. The rights and remedies of the Bank under this Agreement, the Note, and the other Security Instruments shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. No advance under the Revolving Line of Credit shall constitute a waiver of any of the conditions of the Bank's obligation to make further advances nor, in the event the Company is unable to satisfy any such condition, shall any such waiver have the effect of precluding the Bank from thereafter declaring such inability to be an Event of Default as herein provided.

       9.6 Governing Law. This Agreement and the Note which may be issued hereunder shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Texas.

       9.7 Non-Subordination. The Note shall never be in a position subordinate to any indebtedness owing to any other creditor of the Company, except to the extent that such other creditor may hold a lien or liens on specific assets of the Company which do not constitute Collateral, or with the knowledge and written consent of the Bank.

       9.8 Consent to Deviation. The procedure to be followed by the Company to obtain the consent of the Bank to any deviation from the negative covenants in Section 4 shall be as follows:

              (a) The Company shall send a written notice to the Bank setting forth (i) the covenant(s) of Section 4 relevant to the matter,
       (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the Company's request to deviate from the covenant(s); and

              (b) The Bank, within ten (10) days after receiving the request, shall send a written notice to the Company, signed by the President, Vice-President or other senior officer of the Bank, permitting or refusing the request. Failure to send said notice in such time period shall be deemed refusal of said request.

       9.9 Exhibits. The Exhibits attached to this Agreement are incorporated herein for all purposes, and shall be considered a part of this Agreement. Those exhibits are: Form of Note - Exhibit "A"; Form of Initial Deed of Trust - Exhibit "B"; Form of Supplement - Exhibit "C"; Form of Loan Application -
       Exhibit "D"; and Form of Certificate of Compliance - Exhibit "E".

       9.10 Payment on Non-Business Days. Except to the extent otherwise set forth herein, whenever (i) any payment to be made hereunder or under the Note or (ii) any certificate, report or financial statement is due on a day that is not a Business Day, such payment shall be made or such document shall be delivered on the next succeeding Business Day and such extension of time shall be included in the computation of interest due with any such payment.

       9.11 Severability. In the event any one or more of the provisions contained in this Agreement, the Note, or the other Security Instruments, or in any other instrument referred to herein or executed in connection with or as security for the Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note, or the other Security Instruments, or any other instrument referred to herein or executed in connection with or as security for the Note. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall automatically be added a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and as may be valid, legal and enforceable.

       9.12 Controlling Document. Should a direct conflict exist between the specific terms of the Note, this Agreement or any of the other Security Instruments, the Note shall control over this Agreement and the other Security Instruments, and this Agreement shall control over the other Security Instruments and the exhibits attached to this Agreement.

       9.13 Savings Clause. Nothing contained in this Agreement or in the Note or in any other agreement or undertaking relating hereto shall be construed to obligate the Company, under any circumstances whatsoever, to pay interest in excess of the Maximum Rate. In the event that any sums received from the Company are at any time under applicable law deemed or held to provide a rate of interest in excess of the Maximum Rate, the effective rate of interest on the loans hereunder shall be deemed reduced to and shall be the Maximum Rate and the Company and all sureties, endorsers and guarantors shall accept as their sole remedy under such circumstances either the return of any sums of interest which may have been collected and which produced a rate in excess of the Maximum Rate, or the application of those sums as a credit against the unpaid principal amount of the Indebtedness, whichever remedy may be elected by the Bank. In addition, in the event that the Note is prepaid or the maturity of the Note is accelerated by reason of election by the Bank hereunder, then all unearned interest shall either be canceled or, if theretofore paid, shall either be returned to the Company or credited on the unpaid principal amount due under the Note, whichever action may be elected by the Bank.

       9.14 Participations and Assignments. The Bank shall have the right, at its sole discretion, at any time and from time to time, to assign its entire interest in, or to invite any Person to participate in portions of, the Revolving Line of Credit.

       9.15 Set Off. Upon the occurrence and during the continuance of any Default, the Bank is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) to apply an administrative hold or similar action against any and all deposits (general or special, time or demand, provisional or final) at any time held by the Bank for the credit or the account of the Company, it being agreed that the Company shall not be entitled to access to any of such deposits until such time, if at all, that such Default is cured. In addition to the foregoing, upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all of the Indebtedness, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The Bank agrees promptly to notify the Company after any such set off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Bank under this Section 9.15 are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Bank may have.

       9.16 Form and Substance of Surveys, Appraisals and Other Documents. All proceedings taken in connection with the transactions provided for herein, such as the preparation of Surveys, Appraisals and other documents required or contemplated by this Agreement, the other Security Instruments or otherwise, and the persons responsible for the execution and preparation thereof, all subcontractors, sureties, insurers and the forms of Construction Contracts, Sales Contracts and policies of insurance shall be satisfactory in form, substance and coverage to the Bank and the Company shall deliver to the Bank certified copies of all documents which it may request in connection herewith.

       9.17 Concerning the Revolving Line of Credit. The Revolving Line of Credit is (i) a "Business Loan" as that term is used in the Depository Institutions Regulation and Monetary Control Act of 1980, as amended, and (ii) for business, commercial, investment or similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

       9.18 Concerning Representations and Warranties. No investigation at any time made by or on behalf of the Bank shall diminish its rights to rely upon the representations and warranties contained herein. All statements contained in any certificate or other instrument delivered by the Company or by any Person on behalf of the Company under or pursuant to this Agreement or in connection with the transactions contemplated hereby, shall constitute additional representations and warranties made by the Company. The representations and warranties contained herein shall be true and correct at all times during the term hereof including, without limitation, at the time each Financial Statement is submitted by the Company to the Bank and at the time of each advance hereunder.

       9.19 Renewal and Extension of Existing Indebtedness. The Company hereby acknowledges that a portion of the aggregate principal amount the Bank is advancing to the Company pursuant to the Note constitutes a renewal and rearrangement of the indebtedness of the Company to the Bank arising pursuant to the Prior Loan Agreement, and all the terms and conditions of this Agreement shall hereafter apply to all indebtedness arising pursuant to the Prior Loan Agreement, provided that all liens, mortgages and security interests held by the Bank securing any of said indebtedness, whether directly or indirectly, are hereby ratified, renewed, extended and carried forward and all such security shall continue in full force and effect as security for payment of the Indebtedness and in the performance of all obligations pursuant to this Agreement and the other Security Instruments.

       9.20 No Oral Agreements. THIS LOAN AGREEMENT AND THE OTHER SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE BANK AND THE COMPANY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BANK AND THE COMPANY. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANK AND THE COMPANY.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.


                                           NEWMARK HOME CORPORATION


                                           By: /s/ TERRY WHITE
                                               ---------------------------------
                                               Name: Terry White
                                                     ---------------------------
                                               Title:  SVP
                                                      --------------------------


                                           BANK ONE, TEXAS, N.A.


                                           By: /s/ JOHN M. TOTH
                                               ---------------------------------
                                               Name: John M. Toth
                                                     ---------------------------
                                               Title: Vice President
                                                      --------------------------